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SUBSIDIARIES OF ORGANICNET, INC.                                    EXHIBIT 21.1



HealthCheck Incorporated
3954 Youngfield Street
Wheatridge, CO 80033

Liaisons in Negotiating Care, Inc.
(L.I.N.C.)
26500 W. Agoura Road
Suite 210
Calabasas, CA 91302

Velocity Healthcare Informatics, Inc.
8441 Wayzata Blvd., Suite 105
Minneapolis, MN 55426

Res-Q Healthcare Systems, Inc.
26500 W. Agoura Road
Suite 210
Calabasas, CA 91302


PENDING:

PSI-Med Corporation
1221 Dyer Road, Suite 260
Santa Ana, CA 92705

                                      1.